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                  FIRST ADDENDUM TO OFFICE LEASE
                          BY AND BETWEEN
                  ALVAMIJ HUNTINGTON BEACH, INC.
                               AND
                      LIBERTY NATIONAL BANK

          THIS IS A FIRST ADDENDUM to that certain Office Lease consisting of "Basic Lease Provisions" and "Additional Lease Provisions"), dated as of August 20, 1981, by and between ALVAMIJ HUNTINGTON BEACH, INC., a California corporation, as successor to One Pacific Plaza, a joint venture ("Landlord"), and LIBERTY NATIONAL BANK, a national banking association ("Tenant"), with respect to the following facts:

                                I
                             RECITALS

          A. Tenant presently occupies Suites 100, 205, 206 and 560 of that certain office building (the "Building") known as One Pacific Plaza, located at 7777 Center Drive, Huntington Beach, California. Tenant occupies Suite 100 pursuant to the terms of the above-referenced Lease. Said premises consist of an aggregate rentable square footage of 8,386 square feet.

          B. Tenant occupies Suites 205 and 206, which consist of 1,823 and 1,044 rentable square feet, respectively, pursuant to those certain Office Leases, dated December 30, 1982, and January 6, 1984, respectively (hereinafter the second Floor Leases").

         C. Tenant occupies Suite 560, which consists of 1,282 rentable square feet, pursuant to that certain Office Lease, dated March 22, 1984 (hereinafter fifth Floor Lease").

         D. Suite 102 is located on the first floor of the Building, consists of 5,172 rentable square feet, and constitutes the entire remaining portion of the first floor not presently occupied by Tenant, excluding therefrom approximately 720 rentable square feet presently occupied by Coffee Plus. The current tenant of Suite 102 has recently vacated said premises and Tenant desires to lease said Suite 102 on the terms and conditions contained herein.

          E. Effective upon the commencement date of Tenant's lease of said Suite 102, Tenant desires to cancel its Second Floor Leases (consisting of an aggregate of 2,867 rentable square feet) and its Fifth Floor Lease, and Landlord is willing to permit said cancellation in accordance with the provisions of paragraph 8 hereof.

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                                II
                       TERMS AND CONDITIONS

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Addition of Expansion Space. Effective as of February 1, 1986 (or such earlier date as Tenant occupies Suite 102), the Premises (as that term is defined at the first paragraph of that certain Office Lease "Ground Floor Premises", dated August 20, 1981, by and between One Pacific Plaza, a joint venture, as landlord, and Liberty National Bank, a national building association, in organization, hereinafter referred to as the "Lease") is hereby expanded to include Suite 102 consisting of 5,172 rentable square feet. Attached hereto as Exhibit "A" is a drawing of the Premises, including both Suite 100 and Suite 102.

          2. Modification of Basic Lease Provisions. Effective as of February 1, 1986 (or such earlier date as Tenant occupies Suite
102), the Basic Lease Provisions are hereby amended as follows:

              (a) Paragraph 2 is hereby amended to provide as follows:

              "2.  Total Net Rentable Area of the Premises:
                   13,558 square feet, consisting of the following:

                   Suite 100:     8,386 square feet

                   Suite 102:     5,172 square feet

                   Total:              13,558 square feet

                   Total Net Rentable Area of the
                   Building: 93,228 square feet."

              (b) Paragraph 3 is hereby amended to provide as follows:

              "3.  Initial Basic Annual Rent:

                   Suite 100: $176,106.00 (1.75 per square foot) as of October 1, 1981.

                   Suite 102: $99,302.40 ($1.60 per square foot) as of February 1, 1986 or such earlier date as Tenant occupies Suite 102).

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                   Notwithstanding anything to the contrary
                   contained herein, Landlord agrees that Tenant shall be obligated to pay to Landlord Basic Annual Rent for Suite 102 equal to only fifty percent (50%) of the rate set forth hereinabove until the earlier of (i) the cancellation of the Fifth Floor Lease and the Second Floor Leases or (ii) March 16, 1986."

              (c) Paragraph 4 is hereby amended to provide as follows:

              "4.  Initial Monthly Rental Installments:

                   Suite 100:  $14,675.50 as of October 1, 1981.

                   Suite 102: $8,275.20 as of February 1, 1986 (or such earlier date as Tenant occupies Suite 102).

                   Notwithstanding anything to the contrary contained herein, Landlord agrees that Tenant shall be obligated to pay to Landlord Initial Monthly Rental Installments for Suite 102 equal to only fifty percent 50%) of the rate set forth hereinabove until the earlier of (i) the cancellation of the Fifth Floor Lease and the Second Floor Leases or (ii) March 16, 1986."

          3. Additional Rent. Landlord and Tenant hereby acknowledge and agree that, pursuant to the provisions of paragraph 3.3 of Article 3 of the Lease, for the 1986 calendar year Tenant shall pay to Landlord as Tenant's Proportionate Share (which is agreed to be 14.83%) of the Estimated Total Operating Expenses for 1986 the following monthly sums:

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          Premise           Monthly Installment
          -------           -------------------
          Suite 100              $ 2,479.18

          Suite 102              $ 1,486.00
                                 ----------
          Total Monthly
            Installment          $ 3,965.18

          Tenant's Proportionate Share in the amount of 14.83% was computed by comparing the square footage of Suite 100 to 100% of the square footage of the Building and by comparing the square footage of Suite 102 to 95% of the square footage of the Building, as follows: Suite 100 = 8,386 square feet - 93,228 square feet = 8.99% and Suite 102 = 5,172 square feet - 93,228 square feet x 95% = 5.84%, and 8.99% + 5.84% = 14.83%.

          4. Earthquake Insurance Limitation. The second paragraph of paragraph 3.5 of the Lease, located on page 10(a) thereof, is hereby amended to provide in full as follows:

          "Notwithstanding anything contained in Section
          3.5(e) to the contrary, that portion of Total
          Operating Expenses to be paid by Tenant
          allocable to insurance premiums for earthquake coverage with respect to Suite 100 shall not exceed EIGHT HUNDRED DOLLARS ($800.00) per year through the end of 1982, and the sum of EIGHT HUNDRED DOLLARS ($800.00) per year increased by any increase in the Consumer
          Price Index between October 1981 and October of the calendar year preceding the calendar year for which such computation is being made, such adjustment to be made in the manner provided in Section 2.2.2 above, but without the seventy-five percent (75%) limitation provided for in said Section. There shall be no limitation on Tenant's share of earthquake insurance premiums as to Suite 102, as to which Tenant shall pay its entire 5.84%
          Tenant's Proportionate Share.  In addition,
          Tenant shall not be required to pay any
          portion of said earthquake insurance premiums at such time, if ever, as any other tenant in the Building is not responsible, directly or indirectly, for a portion of said earthquake insurance premiums".

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          5.   Additional Space Needs. The fourth (4th) line of
paragraph 7.3 of the Lease, located on page 17(a) thereof, is hereby amended to provide as follows: "Floors 2, 3, 4 and/or 5 in the Building, specifying in such notice. . ."

          6. Parking. Landlord agrees to provide adequate surface parking of the Project, on a non-exclusive basis, for customer and invitees of Tenant.

          7.  Signs.

               (a) Notwithstanding anything to the contrary contained at paragraph 43.1 of the Lease, Landlord hereby agrees that Tenant may relocate its existing sign on the northeasterly side of the Building to the northwesterly side of the Building, as indicated on Exhibit "B" attached hereto, provided that said relocation shall be at Tenant's sole cost and expense (including the repair of the area to be vacated by the existing sign) and further subject to Tenant complying with all applicable laws, regulations and ordinances, including permit requirements of the City of Huntington Beach and subject to approval of the Architectural Committee of One Pacific Plaza Association.

                (b)  The last sentence of footnote 2 to paragraph
43.1 of the Lease is hereby amended to provide as follows:

          "If Tenant vacates or does not operate within the Building as a bank or other financial institution (a temporary vacation due to casualty damage, remodeling and similar circumstances excepted), Tenant shall remove its signs from the roof of the Building and its right to use the roof of the Building for signs under this section shall terminate".

          8.  Cancellation of Second Floor Leases and Fifth Floor
Lease. Provided that Tenant is not then in material default of either this Lease, the Second Floor Leases or the Fifth Floor
Lease, Landlord and Tenant hereby agrees as follows:

               (a ) Tenant shall vacate the Fifth Floor Lease space no later than February 14, 1986. At such time as Tenant vacates said Fifth Floor Lease space, said Fifth Floor Lease shall be cancelled and of no further force or effect whatsoever.

               (b) Tenant shall vacate the Second Floor Leases space no later than March 15, 1986. At such time as Tenant vacates said Second

Floor Leases space, said Second Floor Leases shall be canceled and of no further force or effect whatsoever.

          9. Agreement of Non-Disturbance. Landlord hereby agrees that it shall deliver to Tenant, on or before May 1, 1986, fully executed copies of the Agreements of Non-Disturbance attached hereto as Exhibits "B-1" and "B-2", without any change or alteration whatsoever. Landlord represents that except for the Trust Deeds referred to in Recitals B to said Agreements of Non-Disturbance, there are no other liens or encumbrances against the Building and the Premises as of the date hereof other than real property taxes and assessments.

         10. No Other Changes. Except as expressly amended hereby, the Lease shall remain in full force and effect without any change or alteration of any nature whatsoever.


Dated: February 14, 1986

"Landlord"                               "Tenant"
ALVAMIJ HUNTINGTON BEACH, INC.,          LIBERTY NATIONAL BANK,
a California Corporation                 a National Banking Association


By:  /s/ illegible signature             By: /s/ James Ott
   -----------------------------            -----------------------------
     Its: Agent                              Its: EVP


By:  /s/ James P. Dazo                   By: Robert Lavallee
   -----------------------------            -----------------------------
     Its: Asst Treasurer                     Its: Senior V.P.

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                                    EXHIBIT A